Exhibit 21


                              KANEB SERVICES, INC.


CORPORATE INSURERS LTD
KANEB INVESTMENT MANAGEMENT, INC.
Kaneb Investment LLC
KANEB (BVI) CORP.
FURMANITE GERMANY, INC.
Management Services Furmanite Holding GmbH
Furmanite Technische Dienstleisfungen GmbH (formerly Zweipack GmbH) Furmanite Industrie Service GmbH
KANEB EQUIPMENT LEASING COMPANY, INC.
Furmanite Equipment Leasing Company, Inc.
KANEB INFORMATION SERVICES, INC.
Kaneb Information Technologies, Inc.
InformaTech, Inc.
Greentree Software and Services, Inc.
Ellsworth Associates, Inc.
Ellsworth Medical Services, Inc.
National Asset Acceptance, Inc.
Asset Based Lenders, Inc.
National Asset Information Services, Inc.
Fields Financial Services, Inc. (formerly Kaneb Metering Corp.)
Fields Data Management
CPIA, Inc.
eLiens.com, Inc.
Viata Corporation
FURMANITE WORLDWIDE, INC. (formerly Kaneb International, Inc.)
Furmanite America Inc.
Kaneb Energy Canada, Ltd.
Furmanite Offshore Services, Inc.
Furmanite Australia Pty Ltd (formerly Denon Pty Ltd)
Furmanite NZ (formerly Furmanite V & P Engineering Ltd)
Furmanite Holding AS
Furmanite AS (Norway)
CMS:  Corrision Monitoring Services AS
Furmanite SA
Furmanite NV
Metalock NV (Belgium)
Furmeta Holding BV
Metaholding BV
Metalock BV
Furmanite BV
Furmanite  Malaysia LLC
Furmanite East Asia Ltd (Hong Kong)
Furmanite Singapore PTE Ltd.
Furmanite plc (formerly Kaneb UK plc)
Furmanite 1986 plc
Furmanite International LTD
KANEB PIPE LINE COMPANY
Kaneb Pipe Line Partners, L.P.
Kaneb Pipe Line Operating Partnership, L.P.
Shore Terminals LLC
Support Terminal Operating Partnership, L.P.
ST Services Ltd.
ST Eastham  Ltd.
ST Linden Terminal LLC
ST/Center Chillicothe Terminal LLC
Support Terminal Services, Inc.
StanTrans, Inc.
StanTrans Holding, Inc.
StanTrans Partners, L.P.
Kaneb Management Company, Inc.
Diamond K Limited
Kaneb Management LLC
Martin Oil Corporation
TEXAS ENERGY SERVICES, INC.